UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

OncoCyte Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 28, 2017

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of OncoCyte Corporation which will be held on Thursday, June15, 2017 at 10:30 a.m. at the Millennium Broadway Conference Center and Hotel, 145 West 44th Street, New York, New York 10036.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations, and there will be an opportunity for discussion concerning OncoCyte and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

I look forward to personally meeting all shareholders who are able to attend.

Judith Segall
Secretary

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 15, 2017

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of OncoCyte Corporation will be held at the Millennium Broadway Conference Center and Hotel, 145 West 44th Street, New York, New York on Thursday, June 15, 2017 at 10:30 a.m. for the following purposes:

1. To elect seven (7) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The nominees of the Board of Directors are: William Annett, Andrew Arno, Don M. Bailey, Alfred D. Kingsley, Andrew J. Last, Aditya P. Mohanty, and Cavan Redmond;

2. To ratify the appointment of OUM & Co. LLP as OncoCyte’s independent registered public accountants for the fiscal year ending December 31, 2017;

3. To approve an amendment to our Employee Stock Option Plan (the “Option Plan”) that, if approved, will make an additional 1,200,000 shares of common stock available for sale or the grant of stock options or restricted stock awards; and

4. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has fixed the close of business on April 17, 2017 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting or any postponement or adjournment of the meeting.

Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares may be represented and voted at the meeting. If you should be present at the meeting, your proxy will be returned to you if you so request.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held June 15, 2017.

The Letter to Shareholders, Notice of Meeting and Proxy Statement, and Annual Report on Form 10-K,
are available at: https://materials.proxyvote.com/68235C

By Order of the Board of Directors,

Judith Segall
Secretary
Alameda, California
April 28, 2017

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Thursday, June 15, 2017

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q: Why have I received this Proxy Statement?

We are holding our Annual Meeting of Shareholders (the “Meeting”) for the purposes stated in the accompanying Notice of Annual Meeting, which include (1) electing directors, (2) ratifying the appointment of our independent registered public accountants, and (3) approving an amendment to our Employee Stock Option Plan (the “Option Plan”) that, if approved, will make an additional 1,200,000 shares of common stock available for sale or the grant of stock options or restricted stock awards. At the Meeting, our management will also report on current operations, and there will be an opportunity for discussion concerning OncoCyte and its activities. This Proxy Statement contains information about those matters, relevant information about the Meeting, and other information that we are required to include in a Proxy Statement under the Securities and Exchange Commission’s (“SEC”) regulations.

Q: Who is soliciting my proxy?

The accompanying proxy is solicited by the Board of Directors of OncoCyte Corporation, a California corporation having its principal offices at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501, for use at the Annual Meeting of Shareholders to be held at 10:30 a.m. on Thursday, June 15, 2017 at the Millennium Broadway Conference Center and Hotel, 145 West 44th Street, New York, New York, 10036.

Q: Who is entitled to vote at the Meeting?

Only shareholders of record at the close of business on April 17, 2017, which has been designated as the “record date,” are entitled to notice of and to vote at the Meeting. On that date, there were 29,368,498 shares of OncoCyte common stock issued and outstanding, which constitute the only class of OncoCyte voting securities outstanding.

Q: What percentage of the vote is required to elect directors or to approve the other matters that are being presented for a vote by shareholders?

Directors will be elected by a plurality of the votes cast at the Meeting. The other matter to be presented for a vote at the Meeting will require the affirmative vote of a majority of the shares of common stock present and voting on the matter, provided that the affirmative vote cast constitutes a majority of a quorum. A quorum consists of a majority of the outstanding shares of common stock entitled to vote.

Q: How many votes do my shares represent?

Each OncoCyte common share is entitled to one vote in all matters that may be acted upon at the Meeting, except that shareholders may elect to cumulate votes in the election of directors. Under cumulative voting, each shareholder may give one candidate, or may distribute among two or more candidates, a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock owned. Shareholders may not cumulate votes unless at least one shareholder gives notice of his or her intention to cumulate votes at the Meeting. The enclosed proxy confers discretionary authority to cumulate votes.

Q: What are my choices when voting?

In the election of directors, you may vote for all nominees, or you may withhold your vote from one or more nominees. For each other proposal described in this Proxy Statement, you may vote for the proposal, vote against the proposal, or abstain from voting on the proposal. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies.

Q: What if I abstain from voting on a matter?

If you check the “abstain” box in the proxy form, or if you attend the Meeting without submitting a proxy and you abstain from voting on a matter, or if your shares are subject to a “broker non-vote” on a matter, your shares will be deemed to have not voted on that matter in determining whether the matter has received an affirmative vote sufficient for approval. Please see “What if I do not specify how I want my shares voted?” below for additional information about broker non-votes.

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Q: Can I change my vote after I submit my proxy form?

You may revoke your proxy at any time before it is voted. If you are a shareholder of record and you wish to revoke your proxy you must do one of the following things:

●	deliver to the Secretary of OncoCyte a written revocation; or

●	deliver to the Secretary of OncoCyte a signed proxy bearing a date subsequent to the date of the proxy being revoked; or

●	attend the Meeting and vote in person.

If you are a “beneficial owner” of shares “held in street name” you should follow the directions provided by your broker or other nominee regarding how to revoke your proxy.

Q: Can I still attend and vote at the Meeting if I submit a proxy?

You may attend the Meeting and vote in person whether or not you have previously submitted a proxy. If you previously gave a proxy, your attendance at the Meeting will not revoke your proxy unless you also vote in person at the Meeting.

If you are a shareholder of record, you may vote your shares at the Meeting by completing a ballot at the Meeting. However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote your shares.

Even if you currently plan to attend the Meeting, we recommend that you also submit your proxy first so that your vote will be counted if you later decide not to attend the Meeting.

Q: What are the Board of Directors’ recommendations?

The Board of Directors recommends that our shareholders vote FOR (1) each nominee for election as a director, (2) approval of the appointment of OUM & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2017, and (3) approval of the amendment of the Option Plan.

Q: What if I do not specify how I want my shares voted?

Shareholders of Record. If you are a shareholder of record and you sign and return a proxy form that does not specify how you want your shares voted on a matter, your shares will be voted FOR (1) each nominee for election as a director, (2) approval of the appointment of OUM & Co., LLP as our independent registered public accountants for the fiscal year ending December 31, 2017, and (3) approval of the amendment of the Option Plan.

Beneficial Owners. If you are a beneficial owner and you do not provide your broker or other nominee with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the various national and regional securities exchanges, brokers and other nominees holding your shares may vote on certain routine matters, including the approval of the appointment of our independent registered public accountants, but cannot vote in the election of directors or with respect to the amendment of the Option Plan. If you hold your shares in street name and you do not instruct your broker or other nominee how to vote on those matters as to which brokers and nominees are not permitted to vote without your instructions, no votes will be cast on your behalf on those matters. This is generally referred to as a “broker non-vote.”

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Shareholder of Record. You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent.

Beneficial Owner. You are a beneficial owner if at the close of business on the record date your shares were held in the name of a brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like most of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to some of the proposals, but not all. Please see “What if I do not specify how I want my shares voted?” above for additional information.

Q: What if any matters not mentioned in the Notice of Annual Meeting or this Proxy Statement come up for vote at the Meeting?

The Board of Directors does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders. As of the date of this Proxy Statement, no shareholder has notified us of any other business that may properly come before the Meeting. If other matters requiring the vote of the shareholders properly come before the Meeting, then it is the intention of the persons named in the accompanying form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

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The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Board of Directors did not know, a reasonable time before the mailing of the notice of the Meeting, would be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting.

Q: Who will bear the cost of soliciting proxies for use at the Meeting?

OncoCyte will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone, and telegram by our directors, officers, and employees, who will undertake such activities without additional compensation. Banks, brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common stock held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

Q: How can I attend and vote at the Meeting?

If you plan on attending the Meeting in person, please read the “How to Attend the Annual Meeting” section of this Proxy Statement for information about the documents you will need to bring with you to gain admission to the Meeting and to vote your shares in person.

This Proxy Statement and the accompanying form of proxy are first being sent or given to our shareholders on or about May 5, 2017.

ELECTION OF DIRECTORS

At the Meeting, seven (7) directors will be elected to hold office until the next Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. All the nominees named below, William Annett, Andrew Arno, Don M. Bailey, Alfred D. Kingsley, Andrew Last, Aditya Mohanty, and Cavan Redmond, are incumbent directors.

It is the intention of the persons named in the enclosed proxy, unless the proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed below. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors. If you are a beneficial owner of shares held in street name, your broker or other nominee will not be allowed to vote in the election of directors unless you instruct your broker or other nominee how to vote on the form that the broker or nominee provided to you.

Directors

The names and ages of our directors who are nominees for re-election are:

William Annett, 63, joined OncoCyte as Chief Executive Officer in June 2015. Prior to becoming our Chief Executive Officer, Mr. Annett was a Managing Director at Accenture from 2011 to 2014, where he founded, built, and headed Accenture’s West Coast Life Sciences practice with sales, marketing, and delivery responsibilities for the entire territory. His clients included most of the major biotech and pharmaceutical companies in the western United States. At Genentech, from 2003 until 2011, Mr. Annett led the Commercial Strategy group and managed large operational projects with several hundred team members. He also directed the Project Finance function for research and development, which supported all development pipeline products with more than 200 clinical trials. In 2001 Mr. Annett founded and until 2003 served as CEO of Corra Life Sciences, a prenatal diagnostics company, which worked with a consortium of universities to develop blood tests for the major diseases of pregnancy. Mr. Annett also previously served as Chief Executive Officer of BioFX Laboratories, Inc. from 1999 to 2000. Early in his career, Mr. Annett also founded a consumer products company, which he led for six years as Chief Executive Officer. During his tenure, the company became publicly traded on NASDAQ and was then acquired. Mr. Annett holds an MBA from the Harvard Business School.

Mr. Annett brings to our Board his years of senior management experience overseeing the development and commercialization of products and services in the life sciences, pharmaceutical and diagnostics industries.

Andrew Arno, 57, joined our Board of Directors in June 2015 and has 30 years of experience working with emerging growth companies. He is currently Vice Chairman of “The Special Equities Group” at Chardan Capital Markets, LLC, a privately held investment banking firm, and from June 2013 until July 2015 served as Managing Director of Emerging Growth Equities, an investment bank, and Vice President of Sabr, Inc., a family investment group. He was previously President of LOMUSA Limited, an investment banking firm. From 2009 to 2012, Mr. Arno served as Vice Chairman and Chief Marketing Officer of Unterberg Capital, LLC, an investment advisory firm that he co-founded. He was also Vice Chairman and Head of Equity Capital Markets of Merriman Capital LLC, an investment banking firm, and served on the board of the parent company, Merriman Holdings, Inc. Mr. Arno currently serves on the boards of directors of Smith Micro Software, Inc. and Asterias Biotherapeutics, Inc.

Mr. Arno brings over 30 years’ experience handling a wide range of corporate and financial matters and his background as an investment banker and strategic advisor to emerging growth companies qualifies him to serve on our Board of Directors.

Don M. Bailey, 71, joined the Board of Directors during August 2016. He serves on the company's Audit Committee, Nominating/Corporate Governance Committee, and the Science and Technology Committee. Mr. Bailey has also served as an independent director on the board of Asterias Biotherapeutics, Inc. since February 2016 where he is a member of its Audit Committee and its Nominating and Corporate Governance Committee. Mr. Bailey served as President and Chief Executive Officer of Questcor Pharmaceuticals, Inc. from November 2007 until Questcor was acquired by Mallinckrodt plc in August 2014. He was also a director of Mallinckrodt plc from August 2014 to March 2016, and during this time he was the Chairman of its portfolio committee. He initially joined the Questcor board in 2006 as an independent director and Chairman of its Audit Committee. From June 2015 until May 2016 Mr. Bailey was also an independent director and audit committee Chair of Biotie Therapeutics Corp., a clinical-stage pharmaceutical company headquartered in Turku, Finland. Mr. Bailey was an independent and the non-executive Chairman of the board of directors of STAAR Surgical Company from April 2005 until January 2014 and a member of its board until June 2014. Mr. Bailey served on its audit committee and was chair of its nominating and corporate governance committee. STAAR Surgical Company is a leader in the development, manufacture, and marketing of minimally invasive ophthalmic products employing proprietary technologies. Mr. Bailey was the Chairman of the board of directors of Comarco, Inc., a defense services company transformed into a wireless communication products company, from 1998 until 2007, where he served as Chief Executive Officer from 1991 until 2000. Mr. Bailey holds a B.S. degree in mechanical engineering from the Drexel Institute of Technology, an M.S. degree in operations research from the University of Southern California, and an M.B.A. from Pepperdine University. Mr. Bailey has also served as a board member on several non-profit and academic enterprises. Mr. Bailey serves on the board of the Business School at Chapman University in Orange, CA and is a Founding Board member of the University of California Irvine’s (UCI) Applied Innovation Institute.

Mr. Bailey’s qualifications to serve on our Board include his knowledge of the pharmaceuticals industry and his significant experience as an executive and board member of publicly traded pharmaceutical companies.

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Alfred D. Kingsley, 74, joined the Board of Directors during September 2009 and became Chairman of the Board during December 2010. Mr. Kingsley is also the Chairman of the Board of Directors of BioTime, Inc. Mr. Kingsley has been general partner of Greenway Partners, L.P., a private investment firm, and President of Greenbelt Corp., a business consulting firm, since 1993. Greenbelt Corp. served as BioTime’s financial advisor from 1998 until June 30, 2009. Mr. Kingsley was Senior Vice-President of Icahn and Company and its affiliated entities for more than 25 years. Mr. Kingsley is also a director of Asterias Biotherapeutics, Inc. Mr. Kingsley holds a BS degree in economics from the Wharton School of the University of Pennsylvania, and a J.D. degree and LLM in taxation from New York University Law School.

Mr. Kingsley’s long career in corporate finance and mergers and acquisitions includes substantial experience in helping companies to improve their management and corporate governance, and to restructure their operations in order to add value for shareholders. As Chairman of the Board of our former parent company BioTime, Mr. Kingsley has been instrumental in structuring BioTime’s equity and debt financings and the business acquisitions that have helped BioTime expand the scope of its business. Mr. Kingsley, along with entities that he controls, is currently one of the largest shareholders of BioTime.

Andrew J. Last, 57, joined the Board of Directors during December 2015. In August 2016, Mr. Last was appointed Chief Operating Officer of Intrexon Corporation. Previously, Mr. Last was an Executive Vice President at Affymetrix since 2010 where he has held the roles of Chief Commercial Officer, General Manager and Chief Operating Officer. Before joining Affymetrix, Mr. Last served as Vice President, Global and Strategic Marketing of BD Biosciences and as General Manager of Pharmingen from 2004 to 2010. From 2002 to 2004, Dr. Last held senior management positions at Applied Biosystems, Inc., including as Vice President and General Manager from 2003-2004 and Vice President of Marketing 2002-2003. Earlier in his career, he served in a variety of senior management positions at other companies, including Incyte Genomics and Monsanto. Dr. Last holds Ph.D. and MS degrees with specialization in Agrochemical Chemicals and Bio-Aeronautics, respectively, from Cranfield University, and a BS degree in Biological Sciences from the University of Leicester in the United Kingdom.

Dr. Last shares with our Board his many years of senior management experience commercializing products internationally in the genomics and life-sciences industries.

Aditya P. Mohanty, 50, joined the Board of Directors during April 2015. Mr. Mohanty was appointed Co-Chief Executive Officer of BioTime, Inc. during October 2015, after serving as BioTime’s Chief Operating Officer since December 2014. Mr. Mohanty is also a member of BioTime’s Board of Directors. Mr. Mohanty previously served in a number of executive positions at Shire plc, including as President/Head Regenerative Medicine from 2013 to 2014, as Senior Vice President, Business and Technical Operations from 2012 to 2013, as Global Franchise Head MPS from 2010 to 2012, and as Vice President of Operations/Product General Manager from 2005 to 2012. Shire plc is a biotechnology company focused on research, development and commercialization of novel biological products for rare diseases. Mr. Mohanty was VP of Manufacturing and Operations at Transkaryotic Therapies, Inc. from 2002 to 2005 when it was acquired by Shire. Before joining Transkaryotic Therapies, Mr. Mohanty held a number of management positions at Baxter Healthcare Corporation, Bioscience Division from 1990 to 2002. Mr. Mohanty received an MBA degree from Saint Mary’s College, an MS in Chemical Engineering from Clarkson University, and a B. Tech in Chemical Engineering from REC Trichy, in India.

Mr. Mohanty brings to our Board his years of experience as an executive in the pharmaceutical industry, with particular emphasis on product development and manufacturing.

Cavan Redmond, 56, joined our Board of Directors in August of 2015. Since 2014, Mr. Redmond has served as Partner for Zarsy, LLC. Mr. Redmond served as Chief Executive Officer of WebMD from May 2012 until May 2013. From August 2011 until May 2012, Mr. Redmond served as Group President, Animal Health, Consumer Healthcare and Corporate Strategy of Pfizer Inc., a pharmaceutical company. He served as Pfizer’s Group President, Animal Health, Consumer Healthcare, Capsugel and Corporate Strategy from December 2010 until August 2011 and as its Senior Vice President and Group President, Pfizer Diversified Businesses from October 2009 until December 2010. Prior to Pfizer’s acquisition of Wyeth, a pharmaceutical company, Mr. Redmond served as President, Wyeth Consumer Healthcare and Animal Health Business from May 2009 until October 2009. Before that, he held the positions of President, Wyeth Consumer Healthcare from December 2007 until May 2009 and Executive Vice President and General Manager, BioPharma, Wyeth Pharmaceuticals from 2003 until December 2007.

Mr. Redmond brings to our Board his years of experience as a senior executive in the pharmaceutical and veterinary products industries.

Director Independence

Our Board of Directors has determined that Andrew Arno, Don M. Bailey, Andrew Last, and Cavan Redmond qualify as “independent” in accordance with Section 803(A) of the NYSE MKT Company Guide. The members of our Audit Committee meet the additional independence standards under Section 803(B)(2) of the NYSE MKT Company Guide and Section 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the members of our Compensation Committee meet the additional independence standards under Section 805(c)(1) of the NYSE MKT Company Guide. Our independent directors received no compensation or remuneration for serving as directors except as disclosed under “CORPORATE GOVERNANCE—Compensation of Directors.” None of these directors, nor any of the members of their families, have participated in any transaction with us that would disqualify them as “independent” directors under the standards described above.

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William Annett does not qualify as independent because he is our full-time employee, Aditya Mohanty does not qualify as “independent” because within the past three years he received compensation from our former parent BioTime as an executive officer, and Alfred D. Kingsley does not qualify as “independent” because within the past three years he received compensation for serving as our Executive Chairman.

CORPORATE GOVERNANCE

Directors’ Meetings

During the fiscal year ended December 31, 2016, our Board of Directors met thirteen times. None of our current directors attended fewer than 75% of the meetings of the Board and the committees on which they served.

Directors are also encouraged to attend our annual meetings of shareholders, although they are not formally required to do so.

Meetings of Non-Management Directors

Our non-management directors meet no less frequently than quarterly in executive session, without any directors who are OncoCyte officers or employees present. These meetings allow the non-management directors to engage in open and frank discussions about corporate governance and about our business, operations, finances, and management performance.

Shareholder Communications with Directors

If you wish to communicate with the Board of Directors or with individual directors, you may do so by following the procedure described on our website www.oncocyte.com.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to our principal executive officers, our principal financial officer and accounting officer, our other executive officers, and our directors. The purpose of the Code of Ethics is to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with or submit to the SEC and in our other public communications; (iii) compliance with applicable governmental rules and regulations; (iv) prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (v) accountability for adherence to the Code of Ethics. A copy of our Code of Ethics has been posted on our internet website and can be found at www.oncocyte.com. We intend to disclose any future amendments to certain provisions of our Code of Ethics, and any waivers of those provisions granted to our principal executive officers, principal financial officer, principal accounting officer or controller or persons performing similar functions, by posting the information on our website within four business days following the date of the amendment or waiver.

Board Leadership Structure

Our leadership structure bifurcates the roles of Chief Executive Officer and Chairman of the Board. In other words, although William Annett is our Chief Executive Officer and is a member of our Board, Alfred D. Kingsley currently serves as Chairman of the Board. Mr. Kingsley previously served as Executive Chairman but is no longer serving in an executive capacity. As Chairman of the Board Mr. Kingsley plays an active role in the structuring and oversight of our financings and the growth of our business. This structure allows our Chief Executive Officer to focus on innovation in our research and development programs and planning for the completion of development and commercialization of our initial cancer diagnostic tests. The Chairman of the Board serves as an active liaison between the Board and our Chief Executive Officer and our other senior management. The Chairman of the Board also interfaces with our other non-management directors with respect to matters such as the members and chairs of Board committees, other corporate governance matters, financing, strategic planning, and potential business acquisitions.

The Board’s Role in Risk Management

The Board has an active role, as a whole, in overseeing management of the risks of our business. The Board regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with our research and development activities and our plans to expand our business. The Audit Committee provides oversight of our financial reporting processes and the annual audit of our financial statements. In addition, the Audit Committee also reviews and must approve any business transactions between OncoCyte and its executive officers, directors, and shareholders who beneficially own 5% or more of our outstanding shares of common stock.

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating/Corporate Governance Committee. The members of each of these committees are independent in accordance with Section 803(A) of the NYSE MKT Company Guides and Section 10A-3 under the Exchange Act. The members of the Audit Committee and Compensation Committee must also meet the independence tests applicable to members of those committees under the NYSE MKT Company Guide.

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Audit Committee

The members of the Audit Committee are Andrew Arno (Chairman), Don M. Bailey, Andrew J. Last, and Cavan Redmond. The Audit Committee held five meetings during 2016. The purpose of the Audit Committee is to recommend the engagement of our independent registered public accountants, to review their performance and the plan, scope, and results of the audit, and to review and approve the fees we pay to our independent registered public accountants. The Audit Committee also will review our accounting and financial reporting procedures and controls. The Audit Committee has a written charter that requires the members of the Audit Committee to be directors who are independent in accordance with Section 803(A) and Section 803(B) of the NYSE MKT Company Guide and Section 10A-3 under the Exchange Act. A copy of the Audit Committee Charter has been posted on our internet website and can be found at www.oncocyte.com.

Our Board of Directors has determined that Andrew Arno meets the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations based on his many years of experience in the investment banking industry, and his audit committee service at another company, including the evaluation of financial statements.

Compensation Committee

The members of the Compensation Committee are Cavan Redmond (Chairman), Andrew Arno, and Andrew J. Last. The Compensation Committee met one time during 2016. All of the members of the Compensation Committee qualify as “independent” in accordance with Section 803(A) and Section 805(c)(1) of the NYSE MKT Company Guide. The Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans and awards of stock options and other equity-based awards under our Option Plan. The Compensation Committee will determine or recommend to the Board of Directors the terms and amount of executive compensation and grants of equity-based awards to executives, key employees, consultants, and independent contractors. The Chief Executive Officer may make recommendations to the Compensation Committee concerning executive compensation and performance, but the Compensation Committee makes its own determination or recommendation to the Board of Directors with respect to the amount and components of compensation, including salary, bonus and equity awards to executive officers, generally taking into account factors such as company performance, individual performance, and compensation paid by peer group companies. A copy of the Compensation Committee Charter has been posted on our internet website and can be found at www.oncocyte.com.

OncoCyte has engaged Barney & Barney to provide compensation consulting services and advice to management and the Compensation Committee, which has generally included market survey information and competitive market trends in employee, executive and directors’ compensation programs.  Barney & Barney has also made recommendations to the Compensation Committee with respect to pay mix components such as salary, bonus, equity awards and the target market pay percentiles in which executive compensation should fall so OncoCyte can be  competitive in executive hiring and retention.

Report of the Audit Committee on the Audit of Our Financial Statements

The following is the report of the Audit Committee with respect to OncoCyte’s audited financial statements for the year ended December 31, 2016.

The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that OncoCyte specifically incorporates such information by reference in such filing.

The members of the Audit Committee held discussions with our management and representatives of OUM & Co., LLP, our independent registered public accountants, concerning the audit of our financial statements for the year ended December 31, 2016. The independent public accountants are responsible for performing an independent audit of our financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of OncoCyte’s financial statements.

The Audit Committee members reviewed and discussed with management and representatives of the auditors the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2016. Our auditors also discussed with the Audit Committee the adequacy of OncoCyte’s internal control over financial reporting.

The Audit Committee members discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). Our auditors submitted to the Audit Committee the written disclosures and the letter mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. Based on the reviews and discussions referred to above, the Audit Committee unanimously approved the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

The Audit Committee also met on a quarterly basis with the auditors during 2016 to review and discuss our financial statements for the quarter and the adequacy of internal control over financial reporting.

The Audit Committee: Andrew Arno (Chairman), Don M. Bailey, Andrew J. Last, and Cavan Redmond.

Nomination of Candidates for Election as Directors

Nominating and Corporate Governance Committee and Nominating Policies and Procedures

The members of the Nominating/Corporate Governance Committee are Andrew J. Last (Chairman), Andrew Arno, Don M. Bailey, and Cavan Redmond. The Nominating/Corporate Governance Committee held one meeting during 2016.

The purpose of the Nominating/Corporate Governance Committee is to recommend to the Board of Directors individuals qualified to serve as directors and on committees of the Board, and to make recommendations to the Board on issues and proposals regarding corporate governance matters. The Nominating/Corporate Governance Committee also overseas compliance with, and all requests for waivers of, our Code of Conduct, and under our Interested Persons Transaction Policy reviews for approval transactions between us and our executive officers, directors, and shareholders who beneficially own 5% or more of our outstanding shares of common stock.

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The Nominating/Corporate Governance Committee will consider nominees for election as directors proposed by shareholders, provided that they notify the Nominating/Corporate Governance Committee of the nomination in writing at least 120 days before the date of the next annual meeting and they and the nominee provide the Nominating/Corporate Governance Committee with all information that the Nominating/Corporate Governance Committee may reasonably request regarding the nominee, no later than 90 days prior to the annual meeting. A copy of the Nominating/ Corporate Governance Committee Charter has been posted on our internet website and can be found at www.oncocyte.com.

The Board and the Nominating/Corporate Governance Committee have not set any specific minimum qualifications that a prospective nominee would need in order to be nominated to serve on the Board of Directors. Rather, in evaluating any new nominee or incumbent director, the Nominating/Corporate Governance Committee will consider whether the particular person has the knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience, and expertise of the other members of the Board as a whole. The Committee will also consider whether a nominee or incumbent director has any conflicts of interest with OncoCyte that might conflict with our Code of Ethics or that might otherwise interfere with their ability to perform their duties in a manner that is in the best interest of OncoCyte and its shareholders. The Committee will also consider whether including a prospective director on the Board will result in a Board composition that complies with (a) applicable state corporate laws, (b) applicable federal and state securities laws, and (c) the rules of the SEC and each stock exchange on which our shares are listed.

The Board of Directors and the Nominating/Corporate Governance Committee have not adopted specific policies with respect to a particular mix or diversity of skills, experience, expertise, perspectives, and background that nominees should have. However, the present Board was assembled with a focus on attaining a Board comprised of people with substantial experience in bioscience, the pharmaceutical or diagnostic industry, corporate management, and finance. The Board believes that this interdisciplinary approach will best suit our needs as we work to develop and commercialize cancer diagnostic tests.

Some of the factors considered by the Committee and the Board in selecting the Board’s nominees for election at the Meeting are discussed in this Proxy Statement under “ELECTION OF DIRECTORS—Directors.”

Executive Officers

William Annett, Lyndal K. Hesterberg, Kristine C. Mechem and Russell L. Skibsted are our only executive officers. Karen B. Chapman served as Vice President of Research during 2016 but she resigned her position effect March 22, 2017.

Lyndal K. Hesterberg, Ph.D. was appointed Senior Vice President-Research and Development during November 2016. Dr. Hesterberg began providing consulting services to OncoCyte in 2015 and was named Vice President of Development in February of 2016. Dr. Hesterberg continues to provide counsel on clinical trial design, product development and corporate strategy as a consultant to medical and biotech companies. Until 2012, Dr. Hesterberg was the Chief Technology Officer of Crescendo Biosciences where he was responsible for clinical trial, laboratory operations, manufacturing and quality systems and helped bring to market Vectra DA. Previously, he was the president and Chief Executive Officer of Barofold, Inc., where he led the company from product conception through its clinical stage, and recruited a senior leadership team that developed a pipeline of proprietary drug candidates. Dr. Hesterberg received his Ph.D. in biochemistry from the University of St. Louis and a Bachelor of Sciences from the University of Illinois.

Kristine C. Mechem, Ph.D. joined OncoCyte Corporation as Vice President of Marketing in August 2015 after serving as a commercialization consultant assisting in the areas of portfolio management, launch planning and forecasting from April 2015 until joining OncoCyte. Dr. Mechem served as a Director of Business Insights and Analytics at Abbott Diabetes Care, from 2011 until 2014, leading a team of analysts and forecasters supporting the business planning process and developing monthly key performance indicators for its senior management. Dr. Mechem brings to OncoCyte extensive experience within the biotechnology and diagnostics industry. Dr. Mechem’s leadership and industry experience includes: marketing, planning and analytic roles. Her experience spans from smaller early stage diagnostic companies such as Corra Life Sciences, to larger biopharma companies like Abbott Laboratories and Genentech. At Corra Life Sciences, a prenatal diagnostics company, she was a co-founder and served as Vice President of Business Development and Marketing from 2006 until 2007. Dr. Mechem provided business development and marketing support working to secure co-development partners and license intellectual property from three prominent universities. At Genentech from 2009 until 2010, Dr. Mechem supported the portfolio management and led the business planning process for a $400 million annual revenue product. Her increasing roles of responsibility included long range planning, commercial opportunity assessments, and target product profile market research. Dr. Mechem holds a Ph.D. from the University of Chicago, where she was a National Institute of Child Health and Human Development (NICHD) fellow. She also completed the Stanford Business School Executive Program in Strategy and Organization.

Russell L. Skibsted was appointed as our Chief Financial Officer and Chief Financial Officer of BioTime during November 2015, and he also served as Chief Financial Officer of BioTime’s former subsidiary Asterias Biotherapeutics, Inc. from March to July 2016. Mr. Skibsted came to OncoCyte and BioTime from Proove Biosciences, Inc. where he served as Chief Financial Officer from 2013 to November 2014. From 2013 to 2014 Mr. Skibsted was Managing Director and Chief Financial Officer of RSL Ventures, where he provided financial consulting services to public and private companies in the life sciences sector. Mr. Skibsted served as Senior Vice President, Chief Financial Officer and Secretary of Aeolus Pharmaceuticals, a publicly traded biopharma company, from 2010 to 2013, and was Senior Vice President and Chief Business Officer of Spectrum Pharmaceuticals, a publicly traded, biopharmaceutical company, from 2006 to 2009. Previously, from 2004 to 2006, Mr. Skibsted served as Chief Financial Officer of Hana Biosciences, and from 2000 to 2004 he served as Chief Financial Officer and Portfolio Management Partner of Asset Management Company, a venture capital firm. Mr. Skibsted holds a B.A. in economics from Claremont McKenna College and an MBA from the Stanford Graduate School of Business.

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Other Key Management Team Members

Lyssa Friedman joined OncoCyte as a consultant in April 2014 and was named Vice President of Clinical and Regulatory Affairs in September 2015. Ms. Friedman started her career as a registered nurse specializing in oncology, and has led clinical research operations teams for more than 15 years. Ms. Friedman was a founding team member at Veracyte, Inc. and worked there from 2008 to 2014, where she executed a 49-site, 4000-subject clinical validation study that resulted in the launch of the Afirma® Gene Expression Classifier. She later oversaw clinical utility studies that contributed to positive coverage decision from the Centers for Medicare and Medicaid Services and major U.S private insurers. Ms. Friedman is an author of about a dozen peer-reviewed publications and is a frequent speaker on diagnostic development, clinical and regulatory affairs, and reimbursement. Ms. Friedman received her masters in Public Administration from the University of San Francisco.

William K. Seltzer, Ph.D. began providing consulting services to OncoCyte in September 2014 and has since been appointed Vice President of Clinical Services. Dr. Seltzer provides consulting services to companies in the diagnostic industry and is a board certified clinical molecular geneticist with 30 years commercial and academic experience in clinical diagnostic services, clinical diagnostic products development and commercialization, quality assurance and regulatory compliance. As an Associate Professor of Pediatrics at Colorado, he founded and directed the University’s DNA Diagnostic Laboratory. Later, as a member of the executive management team at Athena Diagnostics, Inc. and as senior Laboratory Director, Dr. Seltzer was responsible for the successful launch and oversight of clinical services for over 100 laboratory diagnostic tests in the fields of neurology, endocrinology and nephrology.

Dr. Seltzer established the clinical diagnostic laboratory at Veracyte, Inc. which developed and launched the first molecular cytology test in the country and later served as laboratory director and site director at Counsyl, Inc. a health technology company. He has published more than 50 articles in peer-reviewed scientific journals and is co-inventor on patents for molecular diagnostics and methods. Dr. Seltzer received his Ph.D. in Pharmacology and Nutrition from the University of Southern California and completed a clinical fellowship in molecular genetics at the University of Colorado School of Medicine.

DIRECTOR COMPENSATION

Directors and members of committees of the Board of Directors who are salaried employees of OncoCyte or BioTime are entitled to receive compensation as employees but are not compensated for serving as directors or attending meetings of the Board or committees of the Board. All directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board.

Non-employee directors, other than the Chairman of the Board of Directors, received an annual fee of $20,000 in cash during 2016, plus $1,000 for each regular or special meeting of the Board of Directors attended or $500 for each meeting attended by telephone conference call. In addition to cash fees, non-employee directors received options to purchase 20,000 shares of common stock under our Option Plan during 2016. In 2016, our Chairman received an annual cash fee of $50,000, plus $1,000 for each regular or special meeting of the Board of Directors attended or $500 for each meeting attended by telephone conference call, and an annual award of options to purchase 50,000 shares of OncoCyte common stock.

The annual fee of cash was paid, and the stock options granted vested and became exercisable, in four equal quarterly installments, provided that the non-employee director remained a director on the last day of the applicable quarter. The options will expire if not exercised five years from the date of grant.

Directors who served on the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, or the Science and Technology Committee during 2016, received, in addition to other fees payable to them as directors, the following annual fees:

●	Audit Committee Chairman: $10,000
●	Audit Committee Member other than Chairman: $7,000
●	Compensation Committee Chairman: $7,500
●	Compensation Committee Member other than Chairman: $5,000
●	Nominating/Corporate Governance Committee Chairman: $7,500
●	Nominating/Corporate Governance Committee Member other than Chairman: $5,000
●	Science and Technology Committee Chairman: $7,500
●	Science and Technology Committee Member other than Chairman: $5,000

Members of those committees also received $1,000 for each committee meeting attended in person, and $500 for each committee meeting attended by telephone.

The following table summarizes certain information concerning the compensation paid during the past fiscal year to each of the persons who served as directors during the year ended December 31, 2016 and who were not our employees on the date the compensation was earned.

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Name	Fees Earned Or Paid in Cash	Option Awards (1)		Total
Andrew Arno	$45,500	$36,172	(2)	$81,672
Don M. Bailey	$16,500	$38,945	(3)	$55,445
Alfred D. Kingsley	$57,000	$90,431	(4)	$147,431
Andrew J. Last	$42,125	$36,172	(2)	$78,297
Cavan Redmond	$45,000	$36,172	(2)	$81,172

(1)	Options granted will vest and become exercisable in equal quarterly installments over a one-year period or other vesting periods, but must be reported here at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. Values are computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718. We used the Black-Sholes-Merton Pricing Model to compute option fair values based on applicable exercise and stock prices, an expected option term, volatility assumptions, and bond equivalent yield discount rates.

(2)	Mr. Arno, Mr. Last and Mr. Redmond each received 20,000 stock options. We used the following variables to compute the value of the options: stock price and exercise price of $3.06, expected option term of 5.30 years, volatility of 69.66%, and bond equivalent yield discount rate of 1.23%.

(3)	Mr. Bailey joined the Board of Directors during August 2016 at which time he received 20,000 stock options. We used the following variables to compute the value of the options: stock price of $3.93, exercise price of $4.02, expected option term of 5.30 years, volatility of 56.60%, and bond equivalent yield discount rate of 1.18%.

(4)	Mr. Kingsley received 50,000 stock options. We used the following variables to compute the value of the options: stock price and exercise price of $3.06, expected option term of 5.30 years, volatility of 69.66%, and bond equivalent yield discount rate of 1.23%.

EXECUTIVE COMPENSATION

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable, in general, to public companies that are not emerging growth companies. Accordingly, this Proxy Statement includes reduced disclosure about our executive compensation arrangements and does not include a non-binding shareholder advisory vote on executive compensation.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

The members of our Compensation Committee are Andrew Arno, Andrew J. Last, and Cavan Redmond, each of whom qualify as “independent” in accordance with Section 803(A) and Section 805(c) of the NYSE MKT Company Guide. Mr. Arno, Mr. Last and Mr. Redmond are not current or former officers or employees of OncoCyte or BioTime or any of BioTime’s subsidiaries, nor did any of them have any relationship with OncoCyte, BioTime or any of BioTime’s subsidiaries requiring disclosure in this Report under Item 404 of SEC Regulation S-K.

During last fiscal year, none of our executive officers served as (a) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Compensation Committee, (b) a director of another entity, one of whose executive officers served on our Compensation Committee, or (c) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

Our executive officers and directors who were also executive officers of BioTime did not receive any direct compensation from us during 2016 and 2015. Instead, those executive officers and directors were compensated by BioTime in their respective capacities. BioTime allocated to us as an expense a portion of the compensation paid to our executive officers and directors.

Executive Employment Agreements and Change of Control Provisions

We have entered into Employment Agreements with our Chief Executive Officer William Annett, our Senior Vice President of Research and Development, and our Vice President of Marketing Kristine C. Mechem. Our Chief Financial Officer Russell Skibsted has an Employment Agreement with BioTime, and BioTime allocates a portion of his compensation to us as an allocated cost under the Shared Facilities Agreement.

Pursuant to his Employment Agreement, Mr. Annett was entitled to receive a base annual salary of $320,000 which was increased to $380,000 during 2016. He is eligible to receive annual cash incentive bonus awards determined by the Board of Directors, with a target bonus of not less than 35% of his base salary, based on his achievement of specific, objectively determinable, performance goals at target levels for the year. If the specified performance goals are achieved at maximum levels, the amount of the annual bonus will be up to 150% of Mr. Annett’s base salary as determined by the Board of Directors in its sole discretion. During March 2017, Mr. Annett was awarded a discretionary bonus in the amount of $171,000 for his performance during 2016.

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Mr. Annett’s employment agreement contains provisions entitling him to severance benefits under certain circumstances. If we terminate Mr. Annett’s employment without “cause” or if he resigns for “good reason” as those terms are defined in his employment agreement, he will be entitled to receive as a severance benefit six months base salary, a pro rates portion of the target bonus for the year, payable on the date that annual bonuses would otherwise be payable to executives, and any unvested stock options that would have vested during the six months following termination of his employment (the “Severance Period”) will vest, and the period during which his vested options may be exercised will be extended to earlier of the date twelve months after termination of his employment or the expiration date of the option. If Mr. Annett’s employment is terminated without “cause” or if he resigns for “good reason” within twelve months following a “Change of Control,” he will be entitled to twelve months base salary and the Severance Period will be twelve months rather than six months. In addition, if Mr. Annett elects continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) we will reimburse him for or we will directly pay the premiums for that coverage until the earlier of the end of the Severance Period or the date on which he receives equivalent health care insurance in connection with new employment. In order to receive the severance benefits, Mr. Annett must execute a general release of all claims against us and must return all our property in his possession.

“Change of Control” means (A) the acquisition of our voting securities by a person or an Affiliated Group entitling the holder to elect a majority of our directors; provided, that an increase in the amount of voting securities held by a person or Affiliated Group who on the date of the Employment Agreement beneficially owned (as defined in Section 13(d) of the Exchange Act, and the regulations thereunder) more than 10% of our voting securities shall not constitute a Change of Control; and provided, further, that an acquisition of voting securities by one or more persons acting as an underwriter in connection with a sale or distribution of voting securities shall not constitute a Change of Control, (B) the sale of all or substantially all of our assets; or (C) a merger or consolidation in which we merge or consolidate into another corporation or entity in which our shareholders immediately before the merger or consolidation do not own, in the aggregate, voting securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity). A Change of Control shall not be deemed to have occurred if all of the persons acquiring our voting securities or assets, or merging or consolidating with us, are one or more of our direct or indirect subsidiaries or parent corporations. “Affiliated Group” means (A) a person and one or more other persons in control of, controlled by, or under common control with, such person; and (B) two or more persons who, by written agreement among them, act in concert to acquire voting securities entitling them to elect a majority of our directors. “Person” includes both people and entities.

Mr. Annett’s Employment Agreement also provides that if any of the payments to him would constitute “parachute payments” under applicable provisions of the Internal Revenue Code and would be subject to excise tax, we will use our best efforts to obtain shareholder approval of the payment, or Mr. Annett may elect to accept a reduced amount that would not be subject to the excise tax on parachute payments.

Pursuant to his Employment Agreement, Lyndal K. Hesterberg is entitled to receive a base annual salary of $210,750 for 2017. He is eligible to receive annual cash incentive bonus awards determined by the Board of Directors, with a target bonus of 35% of his base salary, based on his performance and achievement of goals or milestones set by the Board of Directors.

Pursuant to her Employment Agreement, Kristine C. Mechem was entitled to receive a base annual salary of $200,000 for 2015, which was increased to $210,000 for 2016. She is eligible to receive annual cash incentive bonus awards determined by the Board of Directors, with a target bonus of not less than 30% of her base salary, based on her achievement of objectively determinable performance goals for the year. During March 2017, Ms. Mechem was awarded a discretionary bonus in the amount of $66,150 for her performance during 2016.

If we terminate Ms. Mechem’s or Mr. Hesterberg’s employment without “cause” as defined in their respective Employment Agreement, the terminated employee will be entitled to receive, as a severance benefit, payment of three months base salary if he/she has been employed by us for one year or less, or six months base salary, if he/she has been employed by us for more than one year. The severance compensation may be paid in a lump sum or, at our election, in installments consistent with the payment of his/her salary while employed by us. In order to receive the severance benefits, the terminated employee must execute a general release of all claims against us and must return all our property in his/her possession.

Karen B. Chapman resigned as Vice President – Research effective March 22, 2017 and entered into an Employment Termination and Release Agreement pursuant to which she received an annual bonus of $69,000 based on her performance as an OncoCyte employee during 2016, and payments of installments of her regular base salary, paid time off remaining unused or unpaid, and coverage by any OncoCyte employee benefit plans available for all OncoCyte employees generally, through the last day of her employment. OncoCyte also agreed to extend to February 28, 2018 the expiration date of Dr. Chapman’s employee stock options that were vested on the termination date of her employment.

The following tables show certain information relating to the compensation of our Chief Executive Officer, Chief Financial Officer, and the three highest paid individuals who were serving as executive officers at year end and in each case whose total compensation exceeded $100,000 during 2016. We refer to such executive officers referred to as our “Named Executive Officers.” Karen B. Chapman served as our Vice President-Research until March 22, 2017.

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SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Option Awards (1)		All other Compensation (2)		Total
William Annett	2016	$380,000	$171,000	$481,518	(3)	$12,108		$1,044,627
President and Chief Executive Officer	2015	$173,333	$93,333	$852,206	(4)	$21,262	(5)	$1,140,134

Karen B. Chapman (6)	2016	$230,000	$69,000	$115,564	(7)	$9,938		$424,502
VP of Research	2015	$186,732	$55,000	$145,424	(8)	$8,642		$395,798
	2014	$149,565	$25,000	$—		$6,727		$181,292

Kristine C. Mechem	2016	$210,000	$66,150	$11,565	(9)	$11,750		$403,465
VP of Marketing	2015	$83,333	$25,000	$201,633	(10)	$3,333		$313,300

Lyndal K. Hesterberg (11)	2016	$35,125	$12,625	$418,873	(12)	$208,837	(13)	$671,460
Senior VP of Research and Development	2015	—	—	—		51,441	(13)	$51,441

Russell L. Skibsted (14)	2016	$67,700	$—	$—		$2,339		$70,039
Chief Financial Officer	2015	6,750	—	—		225		$6,975

(1)	Option awards were granted under the Option Plan and are valued at the aggregate grant date fair value, as if all options were fully vested and exercisable at the date of grant. Except as otherwise indicated below, one quarter of the options will vest upon completion of 12 full months of continuous employment measured from the grant date, and the balance of the options shall vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment. Values are computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718. Except as otherwise indicated below, we used the Black-Sholes-Merton Pricing Model to compute option fair values based on applicable exercise and stock prices, an expected option term of six to nine years, volatility ranging from 55.12% to 70.23%, and bond equivalent yield discount rates ranging from 1.18% to 1.46% depending on the date of grant and expected term.

(2)	Except as otherwise indicated below, other compensation consists entirely of employer contributions to employee accounts under BioTime’s 401(k) plan in which employees of BioTime subsidiaries, including OncoCyte, are entitled to participate.

(3)	Mr. Annett was granted 250,000 options exercisable at an exercise price of $3.06 per share.

(4)	Mr. Annett was appointed as our Chief Executive Officer on June 16, 2015. Mr. Annett was granted 605,000 options exercisable at an exercise price of $2.20 per share of which 5,000 options vested on the date of grant.

(5)	Other compensation also includes 10,000 stock options, with a fair market value of $13,262, granted as partial compensation for serving on the Board of Directors of which 5,000 stock options were forfeited before Mr. Annett was appointed President and Chief Executive Officer.

(6)	Dr. Chapman resigned from her position effect March 22, 2017

(7)	Dr. Chapman was granted 60,000 stock options exercisable at an exercise price of $3.06 per share. 43,750 unvested options expired upon the termination of her employment.

(8)	Dr. Chapman was granted 100,000 stock options exercisable at an exercise price of $2.20 per share. 45,834 unvested options expired upon the termination of her employment

(9)	Dr. Mechem was granted 60,000 stock options exercisable at an exercise price of $3.06 per share.

(10)	Dr. Mechem was granted 100,000 stock options exercisable at an exercise price of $3.16 per share.

(11)	Dr. Hesterberg was appointed Senior Vice President-Research and Development during November 2016. Dr. Hesterberg began providing consulting services to OncoCyte in 2015 and was named Vice President of Development in February of 2016.

(12)	In February 2016, Dr. Hesterberg in the capacity of a consultant received 25,000 stock options exercisable at an exercise price of $3.06 per share. In November 2016, Dr. Hesterberg received 125,000 stock options exercisable at an exercise price of $4.05 per share as part of his employment

(13)	Other compensation entirely represent compensation in cash to Dr. Hesterberg for consulting services provided to OncoCyte during the respective fiscal years.

(14)	Mr. Skibsted is compensated by BioTime but we reimbursed BioTime for a portion of that compensation allocable to his services to us, which is shown in the table.

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Stock Options Outstanding at Year End

The following table summarizes certain information concerning stock options granted by us under the Option Plan, and held as of December 31, 2016 by our Named Executive Officers:

OUTSTANDING EQUITY AWARDS AT YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (1)		Option Exercise Price	Option Expiration Date
William Annett	5,000	—		$2.20	January 8, 2025
	5,000	—		$2.20	June 15, 2025
	225,000	375,000	(2)	$2.20	June 15, 2025
	—	250,000	(3)	$3.06	February 15, 2026

Karen B. Chapman	200,000	—		$1.50	March 31, 2021
	47,916	52,084	(4)	$2.20	January 8, 2025
	—	60,000	(3)	$3.06	February 15, 2026

Alfred D. Kingsley	125,000	—		$1.34	December 28, 2020
		75,000	(5)	$2.20	January 8, 2025

Kristine C. Mechem	33,333	66,667	(6)	$3.16	August 3, 2025
	—	60,000	(3)	$3.06	February 15, 2026

Lyndal K. Hesterberg	—	25,000	(7)	$3.06	February 15, 2026
	—	125,000	(8)	$3.06	October 31, 2026

(1)	Except as otherwise indicated below, one quarter of the options shall vest upon completion of 12 full months of continuous employment measured from the date of grant, and the balance of the options will vest in 36 equal monthly installments commencing on the first anniversary of the date of grant, based upon the completion of each month of continuous employment.

(2)	The date of grant was June 15, 2015.

(3)	The date of grant was February 16, 2016.

(4)	The date of grant was January 9, 2015.

(5)	The date of the grant was January 9, 2015. One quarter of the option shall vest 12 months from the date of grant, and the balance of the options will vest in 36 equal monthly installments commencing on the first anniversary of the date of the grant.

(6)	The date of grant was August 8, 2015.

(7)	These options were granted to Dr. Hesterberg in the capacity of a consultant on February 16, 2016. One quarter of the options shall vest upon completion of 12 full months of continuous service provided to the company measured from the date of grant, the second and third quarterly installment vest upon achievement of certain milestones, and the last one quarter shall vest on the second anniversary from the option grant date.

(8)	The date of grant was November 1, 2016 at which time Dr. Hesterberg became an employee of OncoCyte.

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Stock Option Plan

We have adopted the Option Plan pursuant to which we may grant options to purchase, or we may sell as restricted stock, up to a total of 4,000,000 shares of common stock. The following summary of the Option Plan is qualified in all respects by reference to the full text of the Option Plan, a copy of which has been filed as an exhibit to our registration statement on Form 10.

Administration of the Option Plan

The Option Plan is administered by our Board of Directors, which recommends to the Board of Directors which of our officers, directors, employees, consultants, and independent contractors should be awarded options or restricted stock, the number of shares subject to the options granted or shares of restricted stock to be sold, the exercise price of the options or purchase price of restricted stock, and certain other terms and conditions of the options and restricted stock. As permitted by the Option Plan, the Board of Directors has delegated administration of the Option Plan to the Compensation Committee.

No options may be granted under the Option Plan more than ten years after the date the Option Plan was adopted by the Board of Directors, and no options granted under the Option Plan may be exercised after the expiration of ten years from the date of grant.

Terms of the Options

Options granted under the Option Plan may be either “incentive stock options” within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options. Incentive stock options may be granted only to our employees and employees any parent or subsidiary company. The exercise price of incentive stock options granted under the Option Plan must be equal to not less than 85% of the fair market of our common stock on the date the option is granted. In the case of an optionee who, at the time of grant, owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price of any incentive stock option must be at least 110% of the fair market value of the common stock on the grant date, and the term of the option may be no longer than five years. The aggregate fair market value of the common stock (determined as of the grant date of the option) with respect to which incentive stock options become exercisable for the first time by an optionee in any calendar year may not exceed $100,000.

The options’ exercise price may be payable in cash or in shares of common stock having a fair market value equal to the exercise price, or in a combination of cash and common stock.

Options granted under the Option Plan are nontransferable (except by will or the laws of descent and distribution) and may vest upon the satisfaction of reasonable conditions determined by the Board of Directors or Compensation Committee. Incentive stock options may be exercised only during employment or within three months after termination of employment, subject to certain exceptions in the event of the death or disability of the optionee, provided, that the Board of Directors or Compensation Committee may waive this provision.

Certain Adjustments to Number of Shares and Exercise Price

The number of shares of common stock covered by the Option Plan, and the number of shares of common stock and the exercise price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding shares of common stock effected without receipt of consideration by us.

Corporate Reorganization or Liquidation

In the event of the dissolution or liquidation of OncoCyte, or in the event of a reorganization, merger, or consolidation of OncoCyte as a result of which OncoCyte common stock is changed into or exchanged for cash or property or securities not issued by us, or upon a sale of substantially all of our property to, or the acquisition of stock representing more than eighty percent 80% of the voting power of our capital stock then outstanding by, another corporation or person, the Option Plan and all options granted under the Option Plan shall terminate, unless provision can be made in writing in connection with such transaction for either the continuance of the Option Plan and/or for the assumption of options granted under the Option Plan, or the substitution for such options by options covering the stock of a successor corporation, or a parent or a subsidiary of a successor corporation, with appropriate adjustments as to the number and kind of shares and prices.

Restricted Stock Sales

In lieu of granting options, we may enter into restricted stock purchase agreements with employees under which they may purchase common stock subject to certain vesting and repurchase restrictions. We have the right to repurchase unvested shares at the shareholder’s cost upon the occurrence of specified events, such as termination of employment. The price at which shares may be sold under restricted stock purchase agreements will be not less than 85% of fair market value, or 100% of fair market value in the case of stock sold to a person who owns capital stock representing more than 10% of the combined voting power of all classes of our capital stock. We may permit employees or consultants, but not executive officers or directors, who purchase stock under restricted stock purchase agreements to pay for their shares by delivering a promissory note that is secured by a pledge of their shares.

Other Compensation Plans

We do not have any pension plans, defined benefit plans, or non-qualified deferred compensation plans. We do make contributions to 401(k) plans for participating executive officers and other employees.

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Risk Considerations and Recoupment Policies

The Compensation Committee considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. Our executive compensation arrangements include a fixed salary that provides a steady income so that executives do not feel pressured to focus exclusively on stock price performance or short term financial targets to the detriment of our long-term operational and strategic objectives. We supplement fixed salaries with discretionary bonus awards based on the executive’s performance as well as the performance of OncoCyte. Most of the stock options that we have granted to our executive officers under our Option Plan vest over four years, assuring that the executives take a long-term perspective in viewing their equity ownership.

Because we have not adopted compensation plans, or made incentive awards, based on quantified financial performance measures, we have not adopted specific policies regarding the adjustment or recovery of awards or payments if the relevant performance measures are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. We may adopt such policies, however, if we adopt incentive compensation plans or grant incentive bonuses based on financial performance measures or if we are required to do by the rules of any national securities exchange or interdealer quotation system on which our common stock or other equity securities are listed.

Tax Considerations

Section 162(m) of the Internal Revenue Code places a $1 million limit on the amount of compensation that a company can deduct in any one year for compensation paid to its chief executive officer and the three most highly-compensated executive officers employed by the company at the end of the year, other than the company’s chief financial officer. The $1 million deduction limit does not apply to compensation that is performance-based and provided under a shareholder-approved plan. The Compensation Committee has never awarded cash compensation, in the form of salary and bonuses, in excess of the $1 million limit. Our stock option awards are designed to qualify for tax deductibility. Notwithstanding the foregoing, we may elect to pay compensation to executive officers that may not be fully deductible if we believe that is necessary to attract, retain and reward high-performing executives.

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of April 3, 2017 concerning beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of 5% or more of our outstanding shares of common stock.

Security Ownership of Certain Beneficial Owners

Shareholder	Number of Shares	Percent of Total
BioTime, Inc. (1) 1010 Atlantic Avenue, Suite 102 Alameda, California 94501	14,674,244	49.98%

Broadwood Partners, L.P. (2) 724 Fifth Avenue, 9th Floor New York, New York 10019	4,385,7870	14.29%

George Karfunkel 126 East 56th Street/15th Floor New York, New York 10022	3,659,860	12.46%

Bernard Karfunkel c/o The Sabr Group 126 East 56th Street/15th Floor New York, New York 10022	2,536,666	8.64%

GKarfunkel Family LLC (3) 126 East 56th Street/15th Floor New York, New York 10022	2,000,000	6.59%

(1)	Excludes 192,644 shares held by BioTime’s former subsidiary Asterias Biotherapeutics, Inc.

(2)	Includes 1,325,961 shares that may be acquired upon the exercise of certain warrants.

(3)	Includes 1,000,000 shares that may be acquired upon the exercise of certain warrants.

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The following table sets forth information as of April 3, 2017 concerning beneficial ownership of our common stock by each member of the Board of Directors, all Named Executive Officers, and all executive officers and directors as a group.

	Number of Shares	Percent of Total
William Annett (1)	375,625	1.26%

Karen B. Chapman (2)	637,131	2.13%

Kristine C. Mechem (3)	62,500	*

Russell L. Skibsted	—	*

Lyndal K. Hesterberg (4)	6,250	*

Alfred D. Kingsley (5)	641,014	2.16%

Andrew Arno (6)	30,000	*

Cavan Redmond (6)	30,000	*

Andrew J. Last (6)	30,000	*

Aditya Mohanty	—	*

Don M. Baily (7)	492,770	1.66%

All executive officers and directors as a group (11persons)(8)	2,305,290	7.44%

*Less than 1%

(1)	Includes 340,208 shares that may be acquired through the exercise of stock options that are presently exercisable and 35,417 shares that may be acquired upon the exercise of certain stock options that may become exercisable within 60 days. Excludes 709,375 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(2)	Includes 317,708 shares that may be acquired by Dr. Chapman’s husband, our former officer and director Dr. Michael D. West, and 270,416 shares that may be acquired by Dr. Chapman, through the exercise of stock options that are presently exercisable, and 5,208 shares that may be acquired by Dr. West upon the exercise of certain stock options that may become exercisable within 60 days. Excludes 52,084 shares that may be acquired upon the exercise of certain stock options held by Dr. West that are not presently exercisable and that will not become exercisable within 60 days. Effective March 22, 2017, Dr. Chapman resigned from her position as Vice President of Research.

(3)	Includes 55,833 shares that may be acquired through the exercise of stock options that are presently exercisable and 6,667 shares that may be acquired upon the exercise of certain stock options that may become exercisable within 60 days. Excludes 165,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(4)	Includes 6,250 shares that may be acquired through the exercise of stock options that are presently exercisable. Excludes 158,150 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(5)	Includes 250,000 shares that may be acquired through the exercise of stock options that are presently exercisable.

(6)	Includes 30,000 shares that may be acquired through the sale of options that are presently exercisable.

(7)	Includes 230,769 shares that may be acquired through the exercise certain warrants and 15,000 shares that may be acquired through the sale of options that are presently exercisable. Excludes 5,000 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

(8)	Includes 230,769 shares that may be acquired through the exercise of certain warrants, and 1,392,707 shares that may be acquired upon the exercise of certain stock options that are presently exercisable or that may become exercisable within 60 days. Excludes 1,089,609 shares that may be acquired upon the exercise of certain stock options that are not presently exercisable and that will not become exercisable within 60 days.

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Certain Relationships and Related Transactions

Shared Facilities Agreement and Relationship with BioTime

Since inception, BioTime has provided us with the use of office and laboratory facilities, laboratory and office equipment and supplies, utilities, insurance, and the services of its employees and contractors, for which we have reimbursed BioTime, either through cash payments, shares of our common stock, or delivering convertible promissory notes.

We have entered into a Shared Facilities Agreement with BioTime through which BioTime will continue to provide us with the use of its facilities, equipment and supplies, utilities, and personnel at its cost plus 5%. However, BioTime did not charge us the 5% markup until the 2016 fiscal year.

BioTime is not required to hire any additional personnel or to acquire any additional equipment or supplies for our use. We expect to hire our own personnel and to acquire our own equipment and supplies for our own exclusive use as the need arises.

The Shared Facilities Agreement will remain in effect from year to year, unless either party gives the other party written notice stating that this agreement shall terminate on December 31 of that year, or unless the agreement is otherwise terminated under another provision of the agreement.

Either party may terminate the Shared Facilities Agreement immediately upon the occurrence of a default by the other party. A default will be deemed to have occurred if a party (i) fails to pay any sum due under the Shared Facilities Agreement, or fails to perform any other obligation under the agreement, and the failure continues for a period of 5 days after written notice from the party seeking to terminate the agreement; (ii) becomes the subject of any order for relief in a proceeding under any Debtor Relief Law; (iii) becomes unable to pay, or admits in writing the party’s inability to pay, its debts as they mature; (iv) makes an assignment for the benefit of creditors; (v) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitation, or similar officer for the party or for all or any part of the party’s property or assets, or any such officer is appointed for such party or any part of its assets without the party’s consent and such appointment is not dismissed or discharged within 60 calendar days; (vi) institutes or consents to any proceeding under any Debtor Relief Law with respect to the party or all or any part of the party’s property or assets, (vii) becomes subject to any proceeding under any Debtor Relief Law without the consent of the party if such case or proceeding continues undismissed or unstayed for 60 calendar days; or (viii) dissolves or liquidates or takes any action to dissolve or liquidate. As used in the Shared Facilities Agreement, the term Debtor Relief Law means the Bankruptcy Code of the United States of America, as amended, or any other similar debtor relief law affecting the rights of creditors generally.

Under the Shared Facilities Agreement, we have agreed to defend, indemnify, and hold harmless BioTime, BioTime’s shareholders, directors, officers, employees, and agents against and from any and all claims arising from our use of BioTime’s office and laboratory facilities, and from any of our work or other activities there, including all activities, work, and services performed by BioTime employees, contractors, and agents for us. The scope of our indemnification obligations also includes any and all claims arising from any breach or default on our part in the performance of any of our obligations under the terms of the Shared Facilities Agreement, or arising from any act or omission (including, but not limited to negligent acts or omissions) of us or any of our officers, agents, employees, contractors, guests, or invitees acting in that capacity. We are also assuming all risk of damage to property or injury to persons in, upon, or about the BioTime’s office and laboratory facilities, from any cause other than BioTime’s willful malfeasance or sole gross negligence. BioTime will not be liable to us for any loss or damages of any kind caused by, arising from, or in connection with (i) the performance of services by BioTime personnel for us, or the failure of any BioTime employee, contractor, or agent to perform any services for us, or (ii) any delay, error, or omission by any BioTime employee, contractor, or agent in the performance of services for us, except to the extent the loss or damage is the result of fraud, gross negligence or willful misconduct by a BioTime employee, contractor, or agent.

As of December 31, 2016, OncoCyte had $2.9 million outstanding and payable to BioTime and affiliates in connection with the costs incurred under the Shared Facilities Agreement.

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Certain Sales of Equity Securities

During August 2016, we sold an aggregate of 3,246,153 immediately separable “units,” with each unit consisting of one share of our common stock and one warrant to purchase one share of our common stock, at a price of $3.25 per unit (the “Units”). George Karfunkel, who beneficially owns more than 5% of our outstanding common shares purchased 1,000,000 Units, and Broadwood Partners, L.P. (“Broadwood”) purchased 1,538,461 Units.

During February 2017, certain investors who purchased Units, including Broadwood, entered into Warrant Exercise Agreements pursuant to which they exercised some of the warrants that were included in the Units, and purchased shares of our common stock earlier than the expiration date of the warrants. Under the Warrant Exercise Agreements, we issued new warrants to those investors. Broadwood exercised 425,000 warrants and was issued 212,500 new warrants with exercise of $3.25 per warrant share in addition to the 425,000 shares of common stock purchased through the exercise of the warrants. The new warrants are exercisable at any time for five years from the date of issue.

Approval by the Board of Directors

All of the transactions described above were reviewed directly by the Board of Directors, and the Board of Directors or a designated committee of the Board determined whether to approve or withhold approval of each transaction. The Board of Directors or committee considered such factors as they deemed relevant to the particular transaction and applied such criteria as it determined to be appropriate in connection with its evaluation of each proposed transaction on a transaction by transaction basis. The Board of Directors does not have any written guidelines governing the exercise of its discretion other than the Related Person Transaction Policy with respect to transactions with officers, directors, beneficial owners of more than 5% of our outstanding shares of common stock, or any member of their immediate family.

Related Person Transaction Policy

We have adopted a Related Person Transaction Policy that applies to transactions exceeding $120,000 in which any of our officers, directors, beneficial owners of more than 5% of our outstanding shares of common stock, or any member of their immediate family, has a direct or indirect material interest, determined in accordance with the policy (a “Related Person Transaction”). A Related Person Transaction must be reported to our outside legal counsel, our Chief Operating Officer, and our Chief Financial Officer, and will be subject to review and approval by our Nominating/Corporate Governance Committee prior to effectiveness or consummation, to the extent practical. In addition, any Related Person Transaction that is ongoing in nature will be reviewed by the Nominating/Corporate Governance Committee annually to ensure that the transaction has been conducted in accordance with any previous approval and that all required disclosures regarding the transaction are made.

As appropriate for the circumstances, the Nominating/Corporate Governance Committee will review and consider:

●	the interest of the officer, director, beneficial owner of more than 5% of our common stock, or any member of their immediate family (“Related Person”) in the Related Person Transaction;

●	the approximate dollar value of the amount involved in the Related Person Transaction;

●	the approximate dollar value of the amount of the Related Person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the transaction with the Related Person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to the transaction to us; and

●	any other information regarding the Related Person Transaction or the Related Person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Nominating/Corporate Governance Committee will review all relevant information available to it about a Related Person Transaction. The Nominating/Corporate Governance Committee may approve or ratify the Related Person Transaction only if it determines that, under all of the circumstances, the transaction is in, or is not in conflict with, our best interests. The Nominating/Corporate Governance Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the Related Person in connection with approval of the Related Person Transaction.

A copy of our Related Person Transaction Policy can be found on our website at www.oncocyte.com.

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COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of Exchange Act, requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other OncoCyte equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all reports they file under Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2016, except that a Form 3 was filed late by Lyndal K. Hesterberg.

RATIFICATION OF THE SELECTION OF OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

The Board has selected OUM & Co., LLP (“OUM”) as our independent registered public accountants. The Board proposes and recommends that the shareholders ratify the selection of the firm of OUM to serve as our independent registered public accountants for the fiscal year ending December 31, 2016. Approval of the selection of OUM to serve as our independent registered public accountants requires the affirmative vote of a majority of the shares of common stock present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of OUM to audit our consolidated financial statements.

We expect that a representative of OUM will be present at the Meeting, in person or by conference telephone, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of OUM as Our

Independent Registered Public Accountants

OUM served as our independent registered public accountants and audited our annual financial statements for the fiscal years ended December 31, 2016 and 2015.

Audit Fees, Audit Related Fees, Tax Fees and Other Fees

The following table sets forth the aggregate fees billed to us during the fiscal years ended December 31, 2016 and 2015 by OUM:

	2016 (1)	2015 (1)
Audit Fees (2)	$248,435	$382,563
Audit Related Fees (3)	—	—
Tax Fees (4)	—	—
Total Fees	$248,435	$382,563

(1)	OUM was engaged as OncoCyte’s independent registered public accountants during the fourth quarter of 2015 and audited OncoCyte’s financial statements for the years ended December 31, 2014 and 2013 at that time in connection with OncoCyte’s Registration Statement on Form 10. Accordingly, 2015 fees paid to OUM include fees for the audit of OncoCyte’s financial statements for the years ended December 31, 2015, 2014 and 2013 and for the review of OncoCyte’s interim financial statements included in OncoCyte’s Registration Statement on Form 10.

(2)	Audit Fees consist of fees billed for professional services rendered for the audit of OncoCyte’s annual financial statements included in our Registration Statement on Form 10 and in our Annual Report on Form 10-K, and review of the interim financial statements included in our Registration Statement on Form 10 and our Quarterly Reports on Form 10-Q, as applicable, and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

(3)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to non-routine SEC filings.

(4)	Tax Fees were billed for services including assistance with tax compliance and the preparation of tax returns, tax consultation services, assistance in connection with tax audits and tax advice related to mergers, acquisitions and dispositions.

Pre-Approval of Audit and Permissible Non-Audit Services

Our Audit Committee requires pre-approval of all audit and non-audit services. Other than de minimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Audit Committee, except to the extent otherwise permitted by applicable SEC regulations. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. During 2016, 100% of the fees paid to OUM were approved by the Audit Committee or by our Board of Directors prior to the appointment of our Audit Committee.

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AMENDMENT OF OUR EMPLOYEE STOCK OPTION PLAN

We are asking the shareholders to approve an amendment (the “Amendments”) to our Stock Option Plan that, if approved, will make an additional 1,200,000 shares of common stock available under the Option Plan for sale or for the grant of stock options or restricted stock awards (“Equity Awards”). Approval of the Amendments requires the affirmative vote of a majority of the shares present and voting on the matter at the Meeting, provided that the affirmative vote cast constitutes a majority of a quorum. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the Amendment.

The Board of Directors Recommends A Vote “FOR” the

Approval of the Amendment of the Option Plan

The following summaries of the Amendment and the Option Plan as a whole are qualified in all respects by reference to the full text of the Option Plan, a copy of which a copy of which is available upon request from our corporate Secretary. A copy of the full text of the Amendment is attached to this proxy statement as Appendix A.

Summary and Reasons for the Amendment

Increasing the Number of Shares Available for Awards under the Option Plan

Currently, the Option Plan makes 4,000,000 shares available for the grant of Equity Awards. Substantially all of those shares have now been utilized for the grant of stock options, and the number of shares remaining available for future Equity Awards is not sufficient for OncoCyte’s needs. The Board believes that amending Section 3(a) of the Option Plan to make 1,200,000 additional shares available for the grant of Equity Awards will fulfill our needs for the near future. Any future increase in the number of shares available under the Option Plan would be submitted to our shareholders for approval.

Stock options and other Equity Awards are an important part of employee and director compensation packages. The Board strongly believes that our ability to attract and retain the services of employees, consultants, and directors depends in great measure upon our ability to provide the kind of incentives that are derived from the ownership of stock and stock options that are offered by other pharmaceutical development and bio-technology companies. This is especially true for us since the salaries we pay our employees may be lower than the compensation packages offered by competing companies. We believe that we will be placed at a serious competitive disadvantage in attracting and retaining capable employees, consultants, and directors at a critical time in our corporate development, unless the number of shares available under the Option Plan is increased at this time.

Summary of the Option Plan

Equity Awards may be granted under the Option Plan to our employees, directors, and consultants, and those of our subsidiaries, including also subsidiaries that we may form or acquire in the future. The Option Plan will be administered by our Board of Directors or by the Compensation Committee (the “Committee”), who will make all determinations with regard to the grant and terms of Equity Awards, subject to the terms of the Option Plan.

Equity Awards may vest and thereby become exercisable or have restrictions on forfeiture lapse on the date of grant or in periodic installments or upon the attainment of performance goals, or upon the occurrence of specified events as determined by the Board or the Committee. The Board or Committee, in its discretion, may accelerate the vesting of an Equity Award after the date of grant.

No Equity Awards may be granted under the Option Plan more than ten years after the date upon which the Option Plan was adopted by the Board of Directors, and no options granted under the Option Plan may be exercised after the expiration of ten years from the date of grant.

Stock Options

Options granted under the Option Plan may be either “incentive stock options” within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or “non-qualified” stock options that do not qualify incentive stock options. Incentive stock options may be granted only to our employees and employees of our subsidiaries. The exercise price of stock options granted under the Option Plan must be equal to the fair market of our common stock on the date the option is granted. In the case of an optionee who, at the time of grant, owns more than 10% of the combined voting power of all classes of our stock, the exercise price of any incentive stock option must be at least 110% of the fair market value of our common stock on the grant date, and the term of the option may be no longer than five years. The aggregate fair market value of our common stock (determined as of the grant date of the option) with respect to which incentive stock options become exercisable for the first time by an optionee in any calendar year may not exceed $100,000.

The exercise price of an option may be payable in cash or in common stock having a fair market value equal to the exercise price, or in a combination of cash and common stock, or other legal consideration for the issuance of stock as the Board of Directors or Committee may approve.

Incentive stock options granted under the Option Plan are nontransferable except by will or the laws of descent and distribution and may be exercised only during employment or within three months after termination of such employment, subject to certain exceptions in the event of the death or disability of the optionee. Options other than incentive stock options under the Code are also nontransferable except by will or the laws of descent and distribution, to an inter vivos or testamentary trust in which the nonqualified options are to be passed to beneficiaries upon the death of the optionee or to the extent and in the manner authorized by the Board or Committee by gift to members of the optionee’s immediate family. However, in conjunction with the exercise of an option, and for the purpose of obtaining financing for such exercise, the option holder may arrange for a securities broker/dealer to exercise an option on the option holder’s behalf, to the extent necessary to obtain funds required to pay the exercise price of the option.

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Generally, options will be exercisable only while the optionee remains an employee, director or consultant, or during a specific period thereafter as approved by the Board or Committee, but in the case of the termination of an employee, director, or consultant’s services due to death or disability, the period for exercising a vested option shall be extended to the earlier of 12 months after termination or the expiration date of the option.

The number of shares covered by the Option Plan, and the number of shares and the exercise price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding common shares resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding common shares effected without receipt of consideration by us.

Restricted Stock

In lieu of granting options, we may enter into purchase agreements with employees under which they may purchase or otherwise acquire “Restricted Stock” subject to such vesting restrictions as the Board or Committee may determine. We have the right to repurchase unvested shares at the shareholder’s cost upon the occurrence of specified events, such as termination of employment. We may permit employees or consultants, but not executive officers or directors, who purchase Restricted Stock to pay for their shares by delivering a promissory note or an installment payment agreement that may be secured by a pledge of their Restricted Stock. The Board or Committee may require that Restricted Stock shall be held by us or in escrow until the expiration or release of the applicable restrictions and the shares have been paid for in full.

Subject to the restrictions set by the Board or Committee, a recipient of Restricted Stock generally shall have the rights and privileges of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends.

Withholding

Whenever shares are to be issued upon the exercise of any option or under any restricted stock purchase agreement, we shall have the right to require the optionee or purchaser to remit to an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares

Changes in Shares Under the Option Plan

The number of shares of common stock covered by the Option Plan, and the number of shares of common stock and the exercise price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of common stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding shares of common stock effected without receipt of consideration by us. We expect that in making such adjustments, the Board or Committee generally will ensure that the adjustments will not constitute a modification, extension or renewal of an incentive stock option within the meaning of Section 424(h)(3) of the Code, and in the case of non-qualified options, ensure that any adjustments will not constitute a modification of such non-qualified options within the meaning of Section 409A of the Code, and that adjustments or substitutions of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not cause us to be denied a tax deduction on account of Section 162(m) of the Code.

Future Option Plan Awards

Other than with respect to certain stock option to be granted to our non-employee directors as described in “CORPORATE GOVERNANCE—Compensation of Directors,” the Equity Awards under the Option Plan are within the discretion of our Compensation Committee and the exercise price and value of the Equity Awards will reflect the market price of our common shares at the time of the Equity Award. As a result, the benefits that will be awarded under the Option Plan, including to our non-employee directors, are not determinable at this time. Our Compensation Committee has adopted a matrix as guideline for determining option awards based upon the professional level of each employee in the organization, but the ultimate decision to grant Equity Awards will also be based on each employee’s annual performance. According, the number and value of options that might be granted to our executive officers and other employees is not presently determinable.

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The following table shows certain information concerning the options outstanding and available for issuance under all of our compensation plans and agreements as of December 31, 2016:

Plan Category	Number of Shares to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of the Outstanding Options	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders*	3,017,087	$2.52	880,417
Equity Compensation Plans Not Approved by Shareholders	—	—	—

*	Includes information concerning the Option Plan prior to the proposed Amendment.

Federal Income Tax Consequence of Participation in the Option Plan

The following discussion summarizes certain federal income tax consequences of participation in the Option Plan. Although we believe the following statements are correct based on existing provisions of the Code and the regulations thereunder, the Code or regulations may be amended from time to time, and future judicial interpretations may affect the veracity of the discussion.

Incentive Stock Options

Under Section 422(a) of the Code, the grant and exercise of an incentive stock option pursuant to the Option Plan is entitled to the benefits of Section 421(a) of the Code. Under Section 421(a), an optionee will not be required to recognize income at the time the option is granted or at the time the option is exercised, except to the extent that the optionee is subject to the alternative minimum tax. If the applicable holding periods described below are met, when the shares of stock received upon exercise of an incentive stock option are sold or otherwise disposed of in a taxable transaction, the option holder will recognize compensation income (taxed as a long term capital gain), for the taxable year in which disposition occurs, in an amount equal to the excess of the fair market value of the common shares at the time of such disposition over the amount paid for the shares.

We will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive stock option, except in connection with a disqualifying disposition as discussed below. No portion of the amount received by the optionee upon the sale of common shares acquired through the exercise of an incentive stock option will be subject to withholding for federal income taxes, or be subject to FICA or state disability taxes, except in connection with a disqualifying disposition.

In order for a participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 422 requires that the participant make no disposition of the option shares within two years from the date the option was granted, nor within one year from the date the option was exercised and the shares were transferred to the participant. In addition, the participant must, with certain exceptions for death or disability, be an employee of BioTime (or of a parent or subsidiary of BioTime, as defined in Section 424(e) and (f) of the Code, or a corporation, or parent or subsidiary thereof, issuing or assuming the option in a merger or other corporate reorganization transaction to which Section 424(a) of the Code applies) at all times within the period beginning on the date of the grant of the option and ending on a date within three months before the date of exercise. In the event of the death of the participant, the holding periods will not apply to a disposition of the option or option shares by the participant’s estate or by persons receiving the option or shares under the participant’s will or by intestate succession.

If a participant disposes of stock acquired pursuant to the exercise of an incentive stock option before the expiration of the holding period requirements set forth above, the participant will realize, at the time of the disposition, ordinary income to the extent the fair market value of the common shares on the date the shares were purchased exceeded the purchase price. The difference between the fair market value of the common shares on the date the shares were purchased and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant’s holding period of the common shares. The amount treated as ordinary income may be subject to the income tax withholding requirements of the Code and FICA withholding requirements. The participant will be required to reimburse us, either directly or through payroll deduction, for all withholding taxes that we are required to pay on behalf of the participant. At the time of the disposition, we will be allowed a corresponding business expense deduction under Section 162 of the Code to the extent of the amount of the participant’s ordinary income. We may adopt procedures to assist us in identifying such deductions, and may require a participant to notify us of his or her intention to dispose of any such shares.

Regardless of whether a participant satisfies the requisite holding period for his or her option and shares, the participant may be subject to the alternative minimum tax with respect to the amount by which the fair market value of the common shares acquired exceeded the exercise price of the option on the date of exercise.

Other Options

The Option Plan also permits us to grant options that do not qualify as incentive stock options. These “non-qualified” stock options may be granted to employees or non-employees, such as persons performing consulting or professional services for us. An Option Plan participant who receives a non-qualified option will not be taxed at the time of receipt of the option, provided that the option does not have an ascertainable value or an exercise price below fair market value of the common shares on the date of grant, but the participant will be taxed at the time the option is exercised.

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The amount of taxable income that will be earned upon exercise of a non-qualified option will be the difference between the fair market value of the common shares on the date of the exercise and the exercise price of the option. We will be allowed a business expense deduction to the extent of the amount of the participant’s taxable income recognized upon the exercise of a non-qualified option. Because the option holder is subject to tax immediately upon exercise of the option, there are no applicable holding periods for the stock. The option holder’s tax basis in the common shares purchased through the exercise of a non-qualified option will be equal to the exercise price paid for the stock plus the amount of taxable gain recognized upon the exercise of the option. The option holder may be subject to additional tax on sale of the stock if the price realized exceeds his or her tax basis.

Restricted Stock

A recipient of a Restricted Stock award will not have taxable income upon the grant, unless the Restricted Stock is then vested, or unless the recipient elects under Section 83(b) of the Code to be taxed at the time of grant. Otherwise, upon vesting of the shares, the recipient will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares, if any. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

ERISA

The Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).

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PROPOSALS OF SHAREHOLDERS

Shareholders who intend to present a proposal for action at our 2018 Annual Meeting of Shareholders must notify our management of such intention by notice received at our principal executive offices not later than February 15, 2018 for such proposal to be included in our proxy statement and form of proxy relating to such meeting.

ANNUAL REPORT

Our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2016, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of OncoCyte.

We may deliver only one annual report and Proxy Statement to multiple shareholders sharing an address, unless we receive notice from the instructions to the contrary from those shareholders. We will deliver separate copies of the Proxy Statement and annual report to each shareholder sharing a common address if they notify us that they wish to receive separate copies. If you wish to receive a separate copy of the Proxy Statement or annual report, you may contact us by telephone at (510) 775-0515, or by mail at 1010 Atlantic Avenue, Suite 102, Alameda, California 94501. You may also contact us at the above phone number or address if you are presently receiving multiple copies of the Proxy Statement and annual report but would prefer to receive a single copy instead.

By Order of the Board of Directors,

Judith Segall
Secretary

April 28, 2017

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HOW TO ATTEND THE ANNUAL MEETING

If you are a “shareholder of record” (meaning that you have a stock certificate registered in your own name), your name will appear on our shareholder list. You will be admitted to the Meeting upon showing your proxy card, driver’s license, or other identification.

If you are a “street name” shareholder (meaning that your shares are held in an account at a broker-dealer firm) your name will not appear on our shareholder list. If you plan to attend the Meeting, you should ask your broker for a “legal proxy.” You will be admitted to the Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your Proxy Statement, but that form can only be used by your broker to vote your shares, and it is not a “legal proxy” that will permit you to vote your shares directly at the Meeting. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own OncoCyte shares. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker, before the Meeting, the proxy form that accompanied your Proxy Statement.

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APPENDIX A

AMENDMENT TO

ONCOCYTE CORPORATION

2010 STOCK OPTION PLAN

Article I, Section 4 is amended to read as follows:

4.	SHARES OF STOCK SUBJECT TO THE PLAN

The shares that may be issued under the Plan shall be authorized and unissued or reacquired common stock, no par value, of the Company (the “Shares”). The aggregate number of Shares which may be issued under the Plan shall not exceed 5,200,000, unless an adjustment is required in accordance with Article III.

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ANNUAL MEETING OF SHAREHOLDERS OF

# ONCOCYTE CORPORATION

**June 15, 2017**

**GO GREEN**

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20733000000000001000 1 061517

**THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AND PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒**

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

**INSTRUCTIONS:** To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

| | FOR | AGAINST | ABSTAIN |
|---|---|---|---|
| 2. RATIFYING APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS | ☐ | ☐ | ☐ |
| 3. APPROVAL OF AMENDMENT OF EMPLOYEE STOCK OPTION PLAN | ☐ | ☐ | ☐ |

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

I WISH TO ATTEND AND VOTE SHARES AT MEETING ☐

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

**Note:** Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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0

# ONCOCYTE CORPORATION

**ANNUAL MEETING OF SHAREHOLDERS**

**June 15, 2017**

The undersigned appoints Alfred D. Kingsley and William Annett, and each of them, with full power of substitution, as the undersigned's lawful agent and proxy to attend the Annual Meeting of Shareholders of OncoCyte Corporation on June 15, 2017 and any adjournment thereof and to represent and vote all shares of OncoCyte Corporation common stock standing in the name of the undersigned upon the books of the corporation.

**Shares represented by this proxy will be voted in accordance with the instructions of the undersigned specified below. If this card contains no specific voting instructions the undersigned's shares will be voted FOR the election of directors, and FOR proposal 2 and proposal 3.** This proxy also authorizes each of the persons named above to vote at his discretion on (1) any other matter that the Board of Directors did not know, a reasonable time before the mailing of the notice of annual meeting, would be presented at the meeting, and (2) matters incidental to the conduct of the meeting.

**(Continued and to be signed on the reverse side.)**

1.1 14475

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